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                                                                   Exhibit 99.1

                             CERTIFICATE OF AMENDMENT
                                       TO
             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE,
                PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS
                                       OF
                       SERIES A REDEEMABLE PREFERRED STOCK
                     BY RESOLUTION OF THE BOARD OF DIRECTORS
                                       AND
               UNANIMOUS WRITTEN CONSENT OF SERIES A STOCKHOLDERS

                                       OF

                              TADEO HOLDINGS, INC.

                            Under Section 242 of the
                        Delaware General Corporation Law

     Tadeo Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     Pursuant to the requirements of Section 242 of the General Corporation Law of the State of Delaware, in accordance with the authorization of the unanimous written consent of the holders of all of the Corporation's Series A Redeemable Preferred Stock (the "Series A Stock"), the Board of Directors of the Corporation, by unanimous written consent, adopted a resolution providing for an amendment to the Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series A Redeemable Preferred Stock (the "Certificate of Designations"), to provide for the conversion, at the option of the Corporation, of the Series A Stock into shares of the

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Corporations common stock, $.0001 par value per share (the "Common Stock"), which resolution is as follows:

     RESOLVED, that it is desirable and in the best interests of the Corporation to amend the Corporation's Certificate of Designations to provide for the conversion of the Series A Stock into shares of Common Stock at the conversion rate of 5.9280844 shares of Common Stock for each share of Series A Preferred Stock converted, that the Certificate of Designations be amended by adding a new paragraph 5 as follows:

     "5.   Mandatory Conversion.

          The Corporation may, upon five (5) days' written notice to each holder of the Series A Preferred Stock, at its sole option, redeem all or a portion of the Series A Preferred Stock, pro rata with respect to the number of shares held by each stockholder thereof, at the rate of 5.9280844 shares of common stock of the Corporation, $.0001 par value per share of Series A Preferred Stock called by the Corporation for such conversion."

and that each paragraph of the Certificate of Designations following new paragraph 4 be re-designated with the number next succeeding its current number, from the next paragraph currently numbered 4 through the last paragraph currently numbered 8, so that the next paragraph currently numbered 4 shall be re-numbered 5 and the last paragraph currently numbered 8 shall be re-numbered 9.

     IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made herein are true under the penalties of perjury as of this 13 th day of August, 1998.

                                              /s/ Brian D. Bookmeier
                                              ----------------------
                                              Brian D. Bookmeier, President